Exhibit T3A.3

CERTlFICATE OF CONVERSION OF A LIMITED PARTNERSHIP

CONVERTING TO A

CORPORATION

The undersigned submits this certificate of conversion pursuant to chapter 10 of the Texas Business Organizations Code (“TBOC”).

Converting Entity Information

The name of the converting limited partnership is COTTON COMMERCIAL USA, LP.

The jurisdiction of formation of the limited partnership is Texas.

The date of formation of the limited partnership is 12/29/2004.

The file number, if any, issued to the limited partnership by the secretary of state is 800433352.

Converted Entity Information

The limited partnership named above is converting to a corporation. The name of the corporation is:

COTTON COMMERCIAL USA, INC.

The corporation will be formed under the laws of Texas.

Plan of Conversion

Instead of attaching the plan of conversion, the limited partnership certifies to the following statements:

A signed plan of conversion is on file at the principal place of business of the limited partnership, the converting entity. The address of the principal place of business of the limited partnership is 14345 Northwest Freeway, Houston, Texas 77040.

A signed plan of conversion will be on file after the conversion at the principal place of business of the corporation, the converted entity. The address of the principal place of business of the corporation is 14345 Northwest Freeway, Houston, Texas 77040.

A copy of the plan of conversion will be furnished on written. request without cost by the converting entity before the conversion or by the converted entity after the conversion to any owner or member of the converting or converted entity.

Approval of the Plan of Conversion

The plan of conversion bas been approved as required by the laws of the jurisdiction of formation and the governing documents of the converting entity.

Effectiveness of Filing

This document becomes effective when the document is filed by the secretary of state.

Execution

The undersigned signs this document subject to the penalties imposed by law for the submission of a materially false or fraudulent instrument.

Date: October 16, 2007

COTTON COMMERCIAL USA, LP

By: COTTON USA GP, LLC

By:	/s/ Peter Bell
Peter Bell, Vice President

CERTIFICATE OF FORMATlON OF

COTTON COMMERCIAL USA, INC.

A FOR-PROFIT CORPORATION

This certificate of formation is submitted for filing pursuant to the applicable provisions of the Texas Business Organizations Code.

Article I - Entity Name and Type

The name and type of filing entity being formed are: COTTON COMMERCIAL USA, INC., a Texas for-profit corporation (hereinafter “For-Profit Corporation”).

Article II - Purpose

The purpose for which the For-Profit Corporation is organized is the transaction of any and all lawful business for which corporations may be incorporated under the Texas Business Organizations Code.

Article III - Registered Office and Registered Agent

The initial registered agent is an individual resident of the state whose name is GLYNN D. NANCE, JR. The business address of the initial registered agent and the initial registered office is: 2603 Augusta, Suite 1000, Houston, Texas 77057.

Article IV - Conversion

This certificate of formation is being filed under a plan of conversion. The name of the prior organization is COTTON COMMERCIAL USA, LP, a Texas limited partnership, formed on December 29, 2004, pursuant to the laws of Texas, and located at 14345 Northwest Freeway, Houston, Texas 77040.

Article V - Directors

The number of directors constituting the initial board of directors and the names and addresses of the persons who are to serve as directors until the first annual meeting of shareholders or until their successors are elected and qualified are:

	Name	Address
1.	Peter Bell	14345 Northwest Freeway Houston, Texas 77040
2.	Daryn Ebrecht	14345 Northwest Freeway Houston, Texas 77040
3.	Billy Ray	1117 Perimeter Center West, Suite N415 Atlanta, Georgia 30338

4.	Troy Crochet	346 Twin City Highway Port Neches, Texas 77651
5.	Bryan Michalsky	14345 Northwest Freeway Houston, Texas 77040

Article VI - Authorized Shares

For-Profit Corporation is authorized to issue a total of 100 shares, and the par value of each of the authorized shares is $1.

Article VII - Effective Date of Filing

This certificate of formation becomes effective when the document is filed by the secretary of state.

Article VIII - Execution

This document is signed subject to the penalties imposed by law for the submission of a materially false or fraudulent instrument.

Date:	October 16, 2007

/s/Bryan Michalsky

BRYAN MICHALSKY